Execution Version

AMENDMENT NO. 4, dated as of May 18, 2020 (this “Amendment”), to the Credit Agreement dated as of December 11, 2017 (as amended by Amendment No. 1, dated January 12, 2018, Amendment No. 2, dated February 19, 2020, Amendment No. 3, dated February 26, 2020 and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CIRCOR INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the other Credit Parties party thereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Term Loan Administrative Agent and as Collateral Agent, TRUIST BANK (f/k/a SunTrust Bank), as the Revolver Administrative Agent, Swing Line Lender and an LC Issuer and each other Lender and LC Issuer from time to time party thereto (collectively, the “Lenders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
WHEREAS, pursuant to Section 11.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Borrower, the Administrative Agents and the Required Lenders;
WHEREAS, the Borrower, the Administrative Agents and the Required Lenders party hereto desire to amend the Existing Credit Agreement on the terms set forth herein;
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments. Effective as of the Amendment No. 4 Effective Date, the Loan Agreement shall be amended as follows:
(a)     The definition of “Immaterial Subsidiary Testing Date” in Section 1.01 of the Credit Agreement shall be amended by deleting the word “year” and replacing it with the word “quarter.”
(b)     The definition of “Notice Office” in Section 1.01 of the Credit Agreement shall be deleted in its entirety and replaced with the following:
““Notice Office” means (i) in the case of the Term Loan Administrative Agent, the office of the Term Loan Administrative Agent at 60 Wall Street, 2nd Floor, New York, New York, 10005, Attention: Jessica Lutrario (email: jessica.lutrario@db.com) and (ii) in the case of the Revolver Administrative Agent, the office of the Revolver Administrative Agent at 3333 Peachtree Rd Ne, 8th Floor, Atlanta, Georgia, 30326, Attention: Anika Kirs (email: anika.kirs@suntrust.com), or such other office as the applicable Administrative Agent may designate in writing to the Borrower from time to time.”
(c)     Section 6.01(a) of the Credit Agreement shall be amended by deleting the phrase “90 days” and replacing it with the phrase “100 days (or, if longer, within two Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of annual reports on Form 10-K or on any applicable equivalent form).”
(d)     Section 6.01(a) of the Credit Agreement shall be amended by deleting the phrase “50 days” and replacing it with the phrase “60 days (or, if longer, within two Business Days after the last day of any extension or deferral period permitted by the SEC from time to time for the filing of quarterly reports on Form 10-Q or on any applicable equivalent form).”
(e)     Section 6.01(k) shall be amended by deleting the phrase “subpart (a)” and replacing it with the phrase “subparts (a) and (b).”
SECTION 2.     Conditions to Effectiveness. This Amendment shall become effective on the date (such date being referred to as the “Amendment No. 4 Effective Date”) when each of the following conditions shall have been satisfied:
(a)     (i) the Borrower shall have executed and delivered a counterpart of this Amendment to the Administrative Agents, (ii) Lenders constituting Required Lenders (the “Consenting Lenders”) shall have executed and delivered counterparts of this Amendment to the Administrative Agents and (iii) each Administrative Agent shall have executed a counterpart of this Amendment;
(b)     each of the representations and warranties of each Credit Party contained in Section 3 hereof shall be true and correct on and as of the Amendment No. 4 Effective Date;
(c)     no Default or Event of Default shall have occurred and be continuing on the Amendment No. 4 Effective Date;
(d)     Deutsche Bank Securities Inc. shall have received the fees in the amounts previously agreed to in writing with the Borrower to be received on the Amendment No. 4 Effective Date pursuant to that certain Engagement Letter, dated as of May 11, 2020 and under Section 11.01 of the Credit Agreement (including the reasonable legal fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agents); and
(e)     the Term Loan Administrative Agent and the Revolver Administrative Agent, as applicable, shall have received, for the account of the Consenting Lenders who have delivered an executed counterpart of this Amendment prior to 5:00 p.m. (New York City time) on May 14th, 2020, consent fees in an amount equal to 0.125% of their Loans; this fee will be fully earned and due and payable on the Amendment No. 4 Effective Date.
SECTION 3.     Representations and Warranties. The Borrower hereby represents and warrants on and as of the Amendment No. 4 Effective Date that:
(a)     the Borrower is a duly organized or formed and validly existing corporation in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to execute and deliver this Amendment and carry out the terms and provisions of this Amendment and the Credit Agreement and has taken all necessary corporate action to authorize the execution and delivery of this Amendment and performance of this Amendment and the Credit Agreement;
(b)     the Borrower has duly executed and delivered this Amendment and each of this Amendment and the Credit Agreement constitutes the legal, valid and binding agreement and obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(c)     none of the execution and delivery by the Borrower of this Amendment, the performance by the Borrower of this Amendment and the Credit Agreement or the compliance with the terms and provisions hereof or thereof or the consummation of the transactions contemplated hereby (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to the Borrower or its properties and assets in a manner that is materially adverse to the Borrower or its Restricted Subsidiaries, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Collateral Documents or Liens otherwise permitted under the Credit Agreement) upon any of the property or assets of the Borrower pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other Material Agreement or (iii) will violate any provision of the Organizational Documents of the Borrower and its Restricted Subsidiaries;
(d)     the representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty is true and correct in all respects) on and as of the Amendment No. 4 Effective Date (both before and after giving effect thereto) to the same extent as though made on and as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty is true and correct in all respects) on and as of such earlier date; and
(e)     upon the effectiveness of this Amendment, no Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated hereby.

SECTION 4.     Effect on Loan Documents.
(a)     On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment.
(b)     Except as specifically amended herein, all Loan Documents (including all guarantees and Liens granted thereunder in respect of the Secured Obligations) shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agents or the Lenders under the Loan Documents. This Amendment shall not constitute a novation of the Credit Agreement or the other Loan Documents.
(d)     The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 4 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

SECTION 5.     Governing Law, Submission to Jurisdiction, Venue and Waiver of Jury Trial. The provisions of Section 11.08 of the Credit Agreement are hereby deemed to be incorporated herein, mutatis mutandis.
SECTION 6.     Miscellaneous.
(a)     This Amendment shall be binding upon and inure to the benefit of the Credit Parties and their respective successors and permitted assigns, and upon the Administrative Agents and the Lenders and their respective successors and permitted assigns.
(b)     To the extent permitted by applicable Requirements of Law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(c)     This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or electronic mail that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, the term “Electronic Signature” shall mean an electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
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(d)

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.
CIRCOR INTERNATIONAL, INC., as Borrower
By:        /s/ Tanya Dawkins
    Name: Tanya Dawkins
    Title: Vice President and Treasurer

[Signature Page to Amendment No. 4]

DEUTSCHE BANK AG NEW YORK BRANCH, as Term Loan Administrative Agent and Collateral Agent

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

[Signature Page to Amendment No. 4]

TRUIST BANK, as successor by merger to SunTrust Bank, as Revolver Administrative Agent

By:	/s/ Katherine Bass
Name: Katherine Bass
Title: Director

[Signature Page to Amendment No. 4]

[Lender Signature Pages on File with Administrative Agent]